UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): August 4, 2010
FURNITURE BRANDS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-00091 (Commission File Number)	43-0337683 (I.R.S. Employer Identification No.)

1 North Brentwood Blvd., St. Louis, Missouri (Address of principal executive offices)	63105 (Zip Code)
(314) 863-1100
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
(e) On August 4, 2010, the Human Resources Committee (the “Committee”) of the Board of Directors of Furniture Brands International, Inc. (the “Company”) approved amendments to the Company’s form of Change in Control Agreement (the “CIC Agreement”). Each executive officer, including the Company’s named executive officers, other than Ralph Scozzafava, is a party to a CIC Agreement with the Company. The amendments to the CIC Agreement are effective January 1, 2011, which is the date the current CIC Agreements are due to expire.
     The material amendments to the CIC Agreement are as follows:
(i)	The term of the CIC Agreement ends on December 31, 2011, and continues in effect for successive one year periods unless either the Company or the executive terminates the agreement by providing at least three (3) months written notice prior to the expiration of the then-current term.

(ii)	Eliminates the right to receive any short-term or long-term incentive payments on a Change in Control (as defined in the CIC Agreement) unless a Qualifying Termination occurs, which means both (i) a Change in Control occurs and (ii) within two (2) years following a Change in Control, either the Company terminates the executive’s employment without “cause” (as defined in the CIC Agreement) or the executive voluntarily terminates employment due to “constructive termination” (as defined in the CIC Agreement).

(iii)	Cash severance is amended to provide that upon a Qualifying Termination executives are paid an amount equal to the Termination Factor (either one (1) or one and one-half (1.5)) times base salary plus the target bonus for the year of termination.

(iv)	Eliminates the receipt of the matching contribution under the Company’s 401(k) plan that the executive would have received if he or she had remained employed by the Company.

(v)	Eliminates an executive’s right to receive an amount equal to the premiums that the executive would pay in order to secure COBRA continuation coverage, and provides that executives are entitled to receive continued COBRA benefits equal to the Termination Factor.

(vi)	Eliminates the tax gross-up on health, dental and vision benefits.

(vii)	Eliminates the excise tax gross-up on Change in Control benefits effective December 31, 2011.

(viii)	Eliminates an executive’s right to receive any benefits under the CIC Agreement if the executive was terminated prior to a Change in Control.

(ix)	Adds a provision that subjects executives to a non-compete with the Company for a period equal to the Termination Factor.
The foregoing is only a summary of the material amendments to the CIC Agreement and is qualified in its entirety by reference to the form of CIC Agreement, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

ITEM 5.03.	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.
On August 5, 2010, the Board of Directors of the Company adopted amendments (the “Amendments”) to the Company’s By-Laws (the “By-Laws”), which are effective as of such date. The principal features of the Amendments are summarized below.
Section 7 of Article III of the By-Laws was amended to:

(i)	expressly provide that the Board has authority to fix the date, time, and place (if any) of a special meeting of the stockholders, subject to specified parameters; and
(ii)	require a stockholder, who submits a written demand to call a special meeting of the stockholders, to provide certain information with respect to the purpose for which the special meeting is to be called, as well as the stockholder making the demand and the beneficial owner on whose behalf the proposal is being made (including their holdings in the Company’s stock and derivative instruments as well as any short interest in the Company’s stock).
Article V-A of the By-Laws was amended to provide that indemnification of employees and agents is not mandatory but is discretionary, which is the statutory default.
Section 3 of Article VIII was amended to clarify that the Board cannot restrict stockholder access to books and records to the extent inspection is permitted by Delaware law.
Section 6 of Article VIII, which required a statement on the business of the Company at each meeting of the stockholders, was deleted since this is not required by Delaware law.
A new Section 11 was added to Article VIII of the Bylaws to require that certain types of litigation against the Company or its directors and officers (such as suits alleging breaches of fiduciary duty and suits seeking to enforce, interpret, or apply provisions of the Restated Certificate of Incorporation or By-Laws) be brought exclusively in the Delaware Court of Chancery.
In addition, a number of amendments to the By-Laws were adopted to conform the By-Laws to current Delaware law, as well as certain other changes deemed advisable and in the Company’s best interest by the Board.
The foregoing is only a summary of the principal features of the Amendments and is qualified in its entirety by reference to the amended By-Laws, which is filed as Exhibit 3.1 to this Form 8-K and incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits.

Exhibit No.	Description
3.1	By-Laws of the Company, as amended effective August 5, 2010.
10.1	Form of Change in Control Agreement, effective January 1, 2011.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: August 10, 2010

Furniture Brands International, Inc. (Registrant)
By:	/s/ Steven G. Rolls
	Name:	Steven G. Rolls
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	By-Laws of the Company, as amended effective August 5, 2010.
10.1	Form of Change in Control Agreement, effective January 1, 2011.